Exhibit 10.2

TERM PROMISSORY NOTE

$2,500,000	March 31, 2003

FOR VALUE RECEIVED, MACKIE DESIGNS INC., a Washington corporation (“Debtor”), unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation in its capacity as agent (in such capacity, the “Payee”) acting for and on behalf of the financial institutions which are from time to time parties to the Loan Agreement (as hereinafter defined) as lenders, at the offices of Payee at 777 Brickell Avenue, Suite 808, Miami, Florida, 33131 or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) in lawful money of the United States of America and in immediately available funds, in sixty (60) consecutive monthly installments (or earlier as hereinafter provided) on the first day of each month commencing July 1, 2003, of which the first fifty-nine (59) installments shall each be in the amount of FORTY ONE THOUSAND SIX HUNDRED AND SIXTY SEVEN DOLLARS ($41,667 ), and the last installment shall be in the amount of the entire unpaid balance of this Note.

Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate (as defined in the Loan Agreement).  Such interest shall be paid in like money at said office or place from the date hereof, commencing May 1, 2003 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full.  Interest payable upon and after an Event of Default or termination or non-renewal of the Loan Agreement shall be payable upon demand.

For purposes hereof, (a) the term “Event of Default” shall mean an Event of Default as such term is defined in the Loan Agreement, and (b) the term “Loan Agreement” shall mean the Loan and Security Agreement, dated of even date herewith, among Debtor, certain of its affiliates, Payee and the financial institutions which are party thereto as lenders (each, a “Lender” and collectively, “Lenders”), as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.  Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence the Term Loans by Payee and Lenders to Debtor.  This Note is secured by the Collateral described in the Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Debtor or any other party in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the “Financing Agreements”), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements.  At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

If any Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee and Lenders under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, upon prior notice to Debtor, declare any or all of Debtor’s obligations, liabilities and indebtedness owing to Payee and Lenders under the Loan Agreement and the other Financing Agreements (the “Obligations”), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys’ fees and legal expenses.

Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce  payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent.  The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor.  Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee and Lenders shall have the right, but not the obligation, to setoff against this Note all money owed by Payee to Debtor.

Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose.  None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any other jurisdiction other than the laws of the state of Florida.

Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Circuit Court for Dade County, Florida and the United States District Court for the Southern District of Florida and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Debtor and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship among Debtor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee or any Lender shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee’s option, by service upon Debtor in any other manner provided under the rules of any such courts.

DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  DEBTOR AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

The execution and delivery of this Note has been authorized by the board of directors of Debtor and by any necessary vote or consent of the shareholders of Debtor.  Debtor hereby authorizes Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

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This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns.  Whenever used herein, the term “Debtor” shall be deemed to include its successors and assigns and the term “Payee” shall be deemed to include its successors, endorsees and assigns.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

MACKIE DESIGNS INC.

By:	/s/ James T. Engen

Title:	President & CEO